Exhibit 99.1

NEWS RELEASE

Trans Energy, Inc.

210 Second Street

PO Box 393

St. Marys, WV 26170

Company contact:

John G. Corp

304-684-7053

www.transenergyinc.com

TRANS ENERGY, INC. REPORTS COMPANY-RECORD WELL RESULTS IN

MARION AND MARSHALL COUNTIES, WEST VIRGINIA

Freeland #2H Confirms High Flow Rates in Marion County

Martinez #1H Production Rate a Company-Record for Production per 1,000

Feet of Lateral after First 60-Days in Marshall County, WV

ST. MARYS, WEST VIRGINIA, January 21, 2014 — Trans Energy, Inc. (OTCQB: TENG), a pure play Marcellus Shale exploration and production company, today announced 30 and 60-Day initial production (IP) results on the Freeland #2H in Marion County, West Virginia. The 30-day IP rate standardized for 1,000 feet of lateral set a new company record, despite being choked back. Trans Energy further announced 30, 60 and 90-Day IP rates per 1,000 feet of lateral on the Martinez #1H in Marshall County, West Virginia. This well set a new 30-day company record for standardized production after the first 60 days, despite also being choked back.

John G. Corp, President of Trans Energy, said, “Despite pipeline imposed constraints, the 30-day IP rates standardized for 1,000 feet of lateral once again came in at record levels, this time in Marion County. We believe that these results confirm our expectations that Marion County could exceed the already high rates of return we are seeing in Marshall and Wetzel Counties. The Freeland #2H may be our best well to date, and the Martinez #1H is arguably our best well yet in Marshall County. Our continued success demonstrates that we have a both an exceptional acreage position and a top-notch operational team.”

30-Day Production Rate Standardized for 1,000 Feet of Lateral in Marion County Sets New Company Record

The 30-day IP rate for the Freeland #2H was 9,182 Mcfe/d and the well has an effective lateral length of 4,182 feet. After standardizing the flow rate to a 1,000 foot lateral, the initial 30-day production rate from the Freeland #2H was 2,196 Mcfe/d. This standardized production rate for the Freeland #2H set a new company record.

These results occurred in spite of the fact that the well’s flow rate was curtailed due to limitations imposed by the meter at the pipeline interconnect. In fact, the average daily rate for the second 30 days of production (days 31-60) on the Freeland #2H was higher than the average of the first 30 days of production. Moreover, when it was choked back further to allow the adjacent Freeland #1H to turn into sales, the well was producing at a 4-day average of 10,241 Mcfe/d, which represents a rate above the average for the first 60 days.

The horizontal wellbore was completed parallel to the Freeland #1H and both wells were hydraulically stimulated using substantially the same technique that the company used in the company’s recent completions in Wetzel and Marshall Counties.

30-Day Standardized Production Rate (Days 61-90) Sets Company Record in Marshall County

The Martinez #1H was also choked back due to constraints imposed at the pipeline interconnect, in this case by the dehydration unit placed on site by the pipeline operator. Despite this limitation, the well has produced approximately 6,096 Mcfe/d over the first 90 days. When standardized to a 1,000 foot lateral length, for each of the first three 30-day periods (days 1-30, 31-60 and 61-90), the Martinez #1H delivered average 30-day IP rates of 1,594 Mcfe/d, 1,587 Mcfe/d and 1,508 Mcfe/d, respectively. The standardized production rate for the Martinez #1H for days 61-90 represents the highest standardized production rate for any of the Company’s wells during a comparable period.

The effective lateral length was 3,900 feet and the total 30-day IP rate was 6,217 Mcfe/d. The horizontal wellbore was not completed parallel to any directly adjacent horizontal wellbores, but was hydraulically stimulated using substantially the same technique that the company used in its other recent completions.

Corp commented, “Despite being choked back, and without the potential benefit from having another well fracked only 500 feet away, this well continues to deliver very strong results. The Martinez #1H set a new company record for standardized production rates beyond 60 days. It further confirms that we can deliver consistently high rates of return across our entire three county acreage position.”

The data in the table below demonstrate the 30, 60 and 90-day IP rates for the company’s recent completions, as compared to the average of the 30, 60 and 90-day IP rates for previous completions in Marshall and Wetzel Counties.

	Actual IP Rates Avg. Mcfe/d by Days				Effective Lateral Length (ft.)	Standardized IP Rates Avg. Mcfe/d by Days
Well	1-30	31-60	61-90			1-30	31-60	61-90		Rank
Freeland 2H (a)	9,182	9,494	N/A	(b)	4,182	2,196	2,270	N/A	(b)	1
Anderson 5H	9,765	8,111	7,216		4,980	1,961	1,629	1,449		2
Doman 1H	6,390	5,484	4,977		3,420	1,868	1,604	1,455		3
Dewhurst 110H	7,173	6,359	5,834		4,000	1,793	1,590	1,459		4
Martinez 1H (c)	6,217	6,191	5,881		3,900	1,594	1,587	1,508		5
Dewhurst 111H	8,637	7,607	6,915		5,521	1,564	1,378	1,252		6
Doman 2H	5,573	4,666	4,195		3,427	1,626	1,362	1,224		7
Anderson 7H	7,130	6,177	5,618		5,470	1,303	1,129	1,027		8
Previous Marshall County Avg. (d)	4,060	3,755	3,517		4,009	1,007	931	871
Doman Pad Site Average	5,982	5,075	4,586		3,424	1,747	1,483	1,340
Anderson Pad Site Average	8,448	7,144	6,417		5,225	1,632	1,379	1,238
Dewhurst Pad Site Average	7,905	6,983	6,375		4,761	1,679	1,484	1,355

(a)	Flow rates on the Freeland 2H reflect restricted volumes due to limitations imposed by the meter on the pipeline interconnect.
(b)	The Freeland 2H produced an average of 10,241 Mcfe/day during days 61-64, under restrictions, at which time it was further restricted to approximately 6,000 Mcfe/day to allow the Freeland 1H to begin producing into sales.
(c)	Flow rates on the Martinez 1H reflect restricted volumes due to limitations imposed by the dehydration unit on the pad site.
(d)	Reflects wells on the Whipkey, Stout, Keaton, Groves, Lucey and Goshorn pads

Additional information regarding Trans Energy, including maps, investor presentations, news releases and videos can be found at the Company’s new website www.transenergyinc.com. Trans Energy will regularly update information on the website to provide investors with the most up to date information on the Company and its operations.

About Trans Energy, Inc.

Trans Energy, Inc. (OTCQB: TENG) is a pure play Marcellus Shale oil and gas exploration and development company, headquartered in the Appalachian Basin. Further information can be found on the Company’s website at www.transenergyinc.com.

Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. Forward-looking statements in this document include statements regarding the Company’s exploration, drilling and development plans and the Company’s expectations regarding the timing and success of such programs. Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in the prices of oil and gas, uncertainties inherent in estimating quantities of oil and gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company’s oil and gas production, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission. For a more detailed discussion of the risks and uncertainties of our business, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.